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                                                                   EXHIBIT 10.39


                                 RAYMOND PLANK
                                 DECEMBER 1990
                         RESTATED EMPLOYMENT AGREEMENT


         This Agreement made this 5th day of December, 1990, by and between Apache Corporation, a Delaware corporation with its principal office at 1700 Lincoln Street, Suite 1900, Denver, Colorado, 80203 (hereinafter called the "Company") and Raymond Plank (hereinafter called the "Executive").

                                  WITNESSETH:

         WHEREAS, the Executive is a founder of the company and is presently Chairman of the Board of Directors and Chief Executive Officer of the Company and has served the Company continuously for more than 35 years since its formation as its principal executive; and

         WHEREAS, the leadership of the Executive has constituted a major factor in the growth and development of the Company and the Company desires Executive's continued leadership so that the progress of the Company will be assured; and

         WHEREAS, the Company desires to employ, retain and make secure for itself the experience, abilities and services of the Executive for the period herein set forth and to prevent any other competitive business from securing the services of said Executive and utilizing his experience, background and know-how; and

         WHEREAS, the Company and the Executive entered into an employment agreement dated December 3, 1975, which was amended by the terms of an agreement dated May 1, 1988; and

         WHEREAS, the parties desire to restate the terms and conditions of employment of the Executive and to this Agreement; and

         WHEREAS, all of the terms, conditions and undertakings of this Agreement and the execution of this Agreement were duly fixed, stated, approved, authorized and directed for and on behalf of the Company;

         NOW THEREFORE, it is mutually agreed by and between the parties hereto as follows:

         1. Executive Employment Period--Duties--Effective Date. The Company agrees to and does hereby, employ the Executive to act in an executive capacity and to perform such duties, commensurate with any such executive position, as shall be assigned by the Board of Directors. Such period, being hereinafter called the "Executive Employment Period," commenced on
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December 3, 1975, and shall continue until terminated by the Board of Directors or as otherwise provided in this Agreement.

         2. Advisory Employment Term and Duties. The Company agrees to, and does hereby, employ the Executive and he agrees to serve the Company, for the period commencing with the termination of the Executive Employment Period and continuing for life (hereinafter called the "Advisory Employment Term"), as an advisor and consultant to the Company with such duties of an advisory or consultative nature as may reasonably be requested by its Board of Directors.

         3. Compensation. The company shall pay to the Executive, and the Executive shall accept from the Company for his services during the Executive Employment Period, compensation at a per annum rate of not less than $450,000 payable in semi-monthly installments, all in accordance with normal pay practices of the Company, and for his services during the Advisory Employment Term, compensation at an annual rate equal to 50% of the annual rate of compensation being paid to Executive during and under the Executive Employment Period immediately preceding the commencement of the Advisory Employment Term.

         4. Expenses--Advisory Employment Term. During the Advisory Employment Term, the company will reimburse the Executive for any and all proper expenses of any kind incident to the rendition of the advisory and consultative services to be rendered hereunder.

         5. Services. The Executive agrees to devote his full time and efforts during the Executive Employment Period to the business of the Company and its subsidiaries and to serve as Chairman and Chief Executive Officer of the Company, if elected as such. The Executive shall perform his duties faithfully, diligently, and to the best of this ability during the Executive Employment Period and the Advisory Employment Term.

         6. Right to Terminate. The Executive shall have the right, at his option, to terminate the Executive Employment Period specified herein by giving at least 120 days prior written notice to the Company in the event that he is not elected as the Chief Executive Officer thereof. In the event of termination of the Executive Employment Period as hereinbefore provided, the Advisory Employment Term described herein shall commence on the first day of the month following the date when the Executive Employment Period shall so terminate and the Executive shall thereupon begin rendering advisory and consultative services to the Company as provided for herein and shall thereupon receive the compensation provided for herein for such services.




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         7.      Restrictive Covenant.  The Executive agrees that so long as this Agreement is in full force and effect, he will not, directly or indirectly, either as principal, agent, stockholder, or in any other capacity, engage in or have a financial interest in, any business which is competitive to the business of the Company and its subsidiaries, except that nothing contained herein shall preclude the Executive from purchasing or owning stock in any such business, providing that his holdings do not exceed one percent of the issued and outstanding capital stock. For the purposes hereof, a business will be deemed competitive if it involves the production, manufacture or distribution of any product similar to those produced, manufactured or distributed by the company or any of its subsidiaries, or the rendering of any services similar to those offered or rendered by the Company or any of its subsidiaries to members of the public. The Executive expressly agrees that upon a breach or violation of the foregoing provision of this Agreement, the Company in addition to all other remedies shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction.

         8. Secret Processes. The Executive will not divulge, furnish or make accessible to anyone (otherwise than in the regular course of the business of the Company or any of its subsidiaries) any knowledge or information with respect to confidential or secret processes, formula, machinery, plans, devices or material of the Company or any of its subsidiaries, with respect to any confidential or secret engineering, development or research work of the Company or any of its subsidiaries, or with respect to any other confidential or secret aspect of the business of the Company or any of its subsidiaries

         9. Death. In the event of the death of the Executive the Company shall pay to his surviving spouse an amount equal to two years' compensation calculated on the basis of the compensation payable to the Executive under this Agreement at the date of his death. Such payments shall be made in equal monthly installments over a period of five years from the date of the death of the Executive. If the Executive has no surviving spouse, then such amount shall be paid to the Executive's estate in a lump sum. If the Executive's spouse survives him but dies before all of the aforementioned monthly payments have been made, then the balance of such payments shall be paid to such spouse's estate in a lump sum.





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         10.     Annuity.  The Company has obtained and shall maintain a
20-year certain annuity payable to Executive on a monthly basis commencing on May 1, 1988. Executive shall have the right to designate a successor beneficiary for the annuity.

         11. Disability. In the event that during the Executive Employment Period the Executive shall be disabled from rendering services hereunder to the Company for three consecutive months, the Board of Directors of the Company may terminate the Executive Employment Period after 60 days' written notice, and in such event, the Advisory Employment Term shall begin on the first day following such 60 day period. In such event, said Executive shall commence rendering advisory and consultative services as herein provided and shall receive the compensation herein provided for services to be rendered hereunder during the Advisory Employment Term.

         12. Benefits. During the Executive Employment Period, the Executive shall receive such benefits and perquisites as are extended to other executives of the Company, and as offered, amended or terminated by the Board of Directors of the Company from time to time. During the Advisory Employment Term, the Company shall provide health, dental and vision insurance for the Executive and his spouse and eligible dependents to the same extent, and offering the same benefits, as the Company provides its executives, except that the insurance shall be supplemental and secondary to the benefits, if any, available to the Executive or his spouse under Medicare, Medicaid, or any other form of public insurance or benefit plan available to the Executive without payment of premiums.

         13. Successors. etc., of the Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including without limitation any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer, and the Executive, his heirs, assigns, executors and person representatives.

         14. Entire Agreement. The parties hereto agree that this Agreement contains the entire understanding and agreement between the parties and cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by both parties hereto.





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         15.     Replacement.  This Agreement replaces and supersedes the
agreement dated December 3, 1975, between the Company and the Executive regarding employment, the amendment to that agreement dated May 1, 1988, and all other agreements between the parties regarding employment or compensation.

         16. Notices. All notices hereunder shall be deemed effective when delivered in person or 24 hours after deposit thereof in the mails, by registered mail, addressed or delivered to, in the case of:

         Company:         Apache Corporation
                          Suite 1900
                          1700 Lincoln Street
                          Denver, Colorado 80203
                          Attn:  Vice President--Human Resources

         Executive:       Raymond Plank
                          21 Apache Road
                          Ucross, Wyoming 82831

         17. Applicable Law. This Agreement, and all amendments shall be governed in all respects by the laws of the state of Colorado, without regard to the conflict of law provisions thereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and Executive has hereunto set his hand and seal, all as of the day and year first above written.

ATTEST:                                  APACHE CORPORATION


/s/ G. J. Morgenthaler                   By:     /s/ C. Eugene Daniels
---------------------------                      ----------------------------
Secretary                                        Vice President


                                                 /s/ Raymond Plank
                                                 ----------------------------
                                                 Raymond Plank





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